NMF Form N-SAR 12-31-12
Item No. 77.O - RULE 10f-3 AFFILIATED UNDERWRITER SYNDICATE TRANSACTIONS

Adviser / Sub-Adviser   "
UBS Global Asset Management (Americas) Inc
"

Nationwide Fund   "Nationwide High Yield Bond Fund"

Issuer   "EPE Holdings LLC/ EP Energy Bond Co. Inc."

Underwriter   "Citigroup Global Markets Holdings"
Affiliated Participant Underwriter   "UBS Investment Bank"

Aggregate Principal Purchase Amount   "$2,985,000"
Aggregate Principal Offering Amount   "$342,250,000"

Commission or % of Offering
"
1.5%"

Purchase Date   "12/18/12"